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                                                                      EXHIBIT 23


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Annual Report (Form 10-K) of Maxwell Technologies, Inc. of our report dated September 27, 1996, appended to the Proxy Statement for the 1996 Annual Meeting of Shareholders of Maxwell Technologies, Inc.

We also consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 2-91483, 33-88634, 33-88636, 33-88638, 333-07835 and 333-07831)
pertaining to the 1985 Stock Option Plan, 1989 Director Stock Option Plan, 1994 Director Stock Purchase Plan, 1994 Employee Stock Purchase Plan, Restricted Stock Incentive Plan, and the 1995 Stock Option Plan of Maxwell Technologies, Inc. of our report dated September 27, 1996, with respect to the consolidated financial statements incorporated herein by reference.




                                   ERNST & YOUNG LLP




San Diego, California
October 28, 1996